Exhibit 24.1

NACCO INDUSTRIES, INC.
REGISTRATION STATEMENT ON FORM S-8
POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of NACCO Industries, Inc., a Delaware corporation (the “Registrant”), does hereby constitute and appoint each of J.C. Butler, Jr., John D. Neumann, and Sarah E. Fry, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (i) a Registration Statement on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of the Registrant’s Class A Common Stock, $1.00 par value per share, issuable in connection with the Amended and Restated NACCO Industries, Inc. Executive Long-Term Incentive Compensation Plan (effective March 1, 2023), (ii) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have subscribed these presents as of the 12th day of February 2024.

/s/ J.C. Butler, Jr.	President, Chief Executive Officer (Principal Executive Officer) and Director
J.C. Butler, Jr.

/s/ Elizabeth I. Loveman	Senior Vice President and Controller (Principal Financial and Accounting Officer)
Elizabeth I. Loveman

/s/ John S. Dalrymple	Director
John S. Dalrymple

/s/ John P. Jumper	Director
John P. Jumper

/s/ Dennis W. LaBarre	Director
Dennis W. LaBarre

/s/ Michael S. Miller	Director
Michael S. Miller

/s/ Alfred M. Rankin, Jr.	Director
Alfred M. Rankin, Jr.

/s/ Matthew M. Rankin	Director
Matthew M. Rankin

/s/ Roger F. Rankin	Director
Roger F. Rankin

/s/ Lori J. Robinson	Director
Lori J. Robinson

/s/ Valerie Sachs Gentile	Director
Valerie Sachs Gentile

/s/ Robert S. Shapard	Director
Robert S. Shapard

/s/ Britton T. Taplin	Director
Britton T. Taplin